Exhibit 10.8

Henley Park Acquisition Corp.

1900 M St. NW, Suite 300

Washington, DC 20036

                     ,

Henley Park Sponsor Group I LLC

1900 M St. NW, Suite 300

Washington, DC 20036

RE: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”), entered into by and between Henley Park Acquisition Corp. (the “Company”) and Henley Park Sponsor Group I LLC (the “Sponsor”), will confirm our agreement that, commencing on the date the securities of the Company are first listed on The New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation, in each case, as described in the Registration Statement (such earlier date hereinafter referred to as, the “Termination Date”):

1. The Sponsor shall make available, or cause to be made available, to the Company, at one or more of its existing locations (or successor locations), office space, utilities and secretarial and administrative services as may be reasonably required by the Company. In exchange therefor, the Company shall pay to the Sponsor $10,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date.

2. The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

3. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. The terms and provisions of this Agreement may be amended, modified or waived only by a written agreement executed by the parties hereto. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the State of New York, without giving effect to the conflict of law principles thereof. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. If any signature is delivered in pdf format via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

If the foregoing accurately sets forth our understanding and agreement, please sign this Agreement in the space indicated below and return it to us.

Very truly yours,

HENLEY PARK ACQUISITION CORP.

By:
Name: Robert Haywood
Title: President and Chief Financial Officer

ACCEPTED and AGREED as
of the date first written above:

HENLEY PARK SPONSOR GROUP I LLC

By:
Name: Curtis Ofori Title: Director

Signature Page to Administrative Services Agreement